UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 20,  2012

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon 97230

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2012, Xun Energy, Inc. (the “Company”) and Charles Morgan Securities Inc. (“CMS”) mutually agreed to terminate the April 12, 2012 Investment Banking and Advisory (IBA) agreement between the Company and CMS.

The Company and CMS agreed that the IBA agreement and all rights, obligations, interest, claims and causes of action pursuant thereto shall automatically be canceled, terminated, released and extinguished.

As a condition of the Termination Agreement, the Company is obligated to pay $4,000 for legal fees incurred by CMS.

The Company issued 18 million common stock (Shares) to CMS of which 7.5 million Shares were released to CMS. CMS will return the 7.5 Million Shares once the Company's has paid the $4,000 of legal fees incurred.

A copy of the Termination Agreement and a copy of the Investment Banking and Advisory agreement between the Company and CMS is attached hereto as Exhibits 10.1 and 10.2 respectfully.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1

Termination Agreement dated September 20, 2012 between Xun Energy, Inc. and Charles Morgan Securities Inc.

Exhibit 10.2

Investment Banking and Advisory Agreement dated April 12, 2012 between Xun Energy, Inc. and Charles Morgan Securities Inc.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 September 25, 2012

Xun Energy, Inc. /S/ Jerry G. Mikolajczyk —————————————— By: Jerry G. Mikolajczyk Title: President/CEO

 EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Termination Agreement dated September 20, 2012 between Xun Energy, Inc. and Charles Morgan Securities Inc.
10.2	Investment Banking and Advisory Agreement dated April 12, 2012 between Xun Energy, Inc. and Charles Morgan Securities Inc.